Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GeNOsys, Inc. (the “Company”) on Form 10-QSB for the period ending February 28, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), We, John W. R. Miller, President and director and Keith L. Merrell, Chief Financial Officer and Treasurer of our Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: 4/13/2007

/s/John W. R. Miller

John W. R. Miller

President and Director

Dated: 4/13/2007

/s/Keith L. Merrell

Keith L. Merrell

Chief Financial Officer and

Treasurer